Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-204319) of Waste Management, Inc. pertaining to the issuance of shares of common stock pursuant to the Waste Management, Inc. Employee Stock Purchase Plan,

(2) Registration Statement (Form S-8 No. 333-195980) of Waste Management, Inc. pertaining to the issuance of shares of common stock pursuant to the 2014 Stock Incentive Plan,

(3) Registration Statement (Form S-8 No. 333-184156 and Post-Effective Amendment No. 1 thereto) of Waste Management, Inc. pertaining to the issuance of shares of common stock pursuant to the Waste Management Retirement Savings Plan,

(4) Registration Statement (Form S-3 Automatic Shelf Registration No. 333-207628) of Waste Management, Inc.,

(5) Registration Statement (Form S-4 No. 333-32805 and Post-Effective Amendment No. 1 thereto) of Waste Management, Inc., and

(6) Registration Statement (Form S-8 No. 333-159476) of Waste Management, Inc. pertaining to the issuance of shares of common stock pursuant to the 2009 Stock Incentive Plan,

of our reports dated February 16, 2017, with respect to the consolidated financial statements and schedule of Waste Management, Inc. and the effectiveness of internal control over financial reporting of Waste Management, Inc. included in this Annual Report (Form 10-K) of Waste Management, Inc. for the year ended December 31, 2016.

/s/ ERNST & YOUNG LLP

Houston, Texas

February 16, 2017